Exhibit 99.1
Unaudited Pro Forma Financial Information

The accompanying unaudited pro forma consolidated financial statements of Bright Health Group, Inc., a Delaware corporation (the “Company”) were derived from the Company’s historical consolidated financial statements. The unaudited pro forma balance sheet as of September 30, 2023 was adjusted to reflect the sale of the California Medicare Advantage business to Molina Healthcare, Inc., a Delaware corporation (“Molina”) for a gross purchase price of $500.0 million in cash (the "Transaction"), subject to certain purchase price adjustments, which closed on January 1, 2024, as though the disposition occurred on September 30, 2023.

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2023, and the year ended December 31, 2022, were prepared as though the disposition occurred on January 1, 2022, the first day of the Company’s fiscal year 2022.

The pro forma adjustments to the statements of operations for all periods presented do not include:

•The non-recurring net gain or net loss directly attributable to the sale of the California Medicare Advantage business.

•The non-recurring gain of approximately $30.0 million in connection with the extinguishment of our revolving credit facility in connection with the closing of the Transaction.

•Non-cash goodwill impairment charges ranging from $0.0 million to $150.0 million, in connection with the change in purchase price disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023. This will be included in our results for the year ended December 31, 2023.

•Certain non-recurring transaction costs of the sale, estimated to be approximately $2.1 million.

The unaudited pro forma consolidated financial statements are being provided for informational purposes only and do not purport to reflect the Company’s financial position and results of operations had the Transaction occurred on the dates indicated above. Further, these financial statements are not necessarily indicative of the Company’s future financial position and future results of operations and should be read in conjunction with the historical financial statements of the Company included in its Annual Report for the year ended December 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

Bright Health Group, Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheets
As of September 30, 2023
(in thousands)
(Unaudited)

	As Reported	Pro Forma Adjustments		As Adjusted
Assets
Current assets:
Cash and cash equivalents	$113,430	$31,580	(a)	$145,010
Short-term investments	156			156
Accounts receivable, net of allowance	32,663			32,663
ACO REACH performance year receivable	350,478			350,478
Contingent consideration receivable		110,000	(a)	110,000
Current assets of discontinued operations	1,368,694	(1,059,301)	(b)	309,393
Prepaids and other current assets	46,542	24,100	(a)	70,642
Total current assets	$1,911,963	$(893,621)		$1,018,342
Other assets:
Long-term investments	$344			$344
Property, equipment and capitalized software, net	17,517			17,517
Goodwill	—			—
Intangible assets, net	96,150			96,150
Other non-current assets	29,792			29,792
Total other assets	$143,803			$143,803
Total assets	$2,055,766	$(893,621)		$1,162,145
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$169,778			$169,778
Accounts payable	10,687			10,687
ACO REACH performance year obligation	224,908			224,908
Short-term borrowings	353,947	(303,947)	(c)	50,000
Current liabilities of discontinued operations	974,502	(476,826)	(b)	497,676
Warrant liability	9,874			9,874
Other current liabilities	86,806	(1,547)	(c)	85,259
Total current liabilities	$1,830,502	$(782,320)		$1,048,182
Other liabilities	$30,655			$30,655
Total liabilities	$1,861,157	$(782,320)		$1,078,837
Commitments and contingencies
Redeemable noncontrolling interests	$327,263			$327,263
Redeemable Series A preferred stock, $0.0001 par value; 750,000 shares authorized; 750,000 shares issued and outstanding	747,481			747,481
Redeemable Series B preferred stock, $0.0001 par value; 175,000 shares authorized; 175,000 shares issued and outstanding	172,936			172,936
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 7,981,802 shares issued and outstanding	1			1
Additional paid-in capital	3,037,946			3,037,946
Accumulated deficit	(4,078,133)	(111,301)	(d)	(4,189,434)
Accumulated other comprehensive loss	(885)			(885)
Treasury Stock, at cost, 31,526 shares at September 30, 2023	(12,000)			(12,000)
Total shareholders’ equity (deficit)	(1,053,071)			(1,053,071)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$2,055,766	$(893,621)		$1,162,145

The accompanying notes are an integral part of these proforma combined financial statements.

Bright Health Group, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Income (Loss)
For the nine months ended September 30, 2023
(in thousands, except per share data)
(Unaudited)

	As Reported	Pro Forma Adjustments		As Adjusted
Revenue:
Capitated revenue	$159,683			$159,683
ACO REACH revenue	676,845			676,845
Service revenue	31,387			31,387
Investment income (loss)	16			16
Total revenue	867,931			867,931
Operating expenses:
Medical costs	731,718			731,718
Operating costs	221,697			221,697
Goodwill impairment	401,385			401,385
Intangible assets impairment	—			—
Bad debt expense	23,054			23,054
Restructuring charges	6,867			6,867
Depreciation and amortization	14,271			14,271
Total operating expenses	1,398,992			1,398,992
Operating loss	(531,061)			(531,061)
Interest expense (income)	26,998	(24,552)	(c)	2,446
Warrant expense	9,874			9,874
Other income	—			—
Loss from continuing operations before income taxes	(567,933)			(543,381)
Income tax (benefit) expense	(3,018)			(3,018)
Net loss from continuing operations	(564,915)			(540,363)
Loss from discontinued operations, net of tax	(240,321)	62,262	(e)	(178,059)
Net Loss	(805,236)	86,814		(718,422)
Net earnings from continuing operations attributable to noncontrolling interests	(116,502)			(116,502)
Series A preferred stock dividend accrued	(29,834)			(29,834)
Series B preferred stock dividend accrued	(6,695)			(6,695)
Net loss attributable to Bright Health Group, Inc. common shareholders	$(958,267)	$86,814		$(871,453)

Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders
Continuing operations - Basic and diluted loss per share	$(90.36)			$(87.27)

Basic and diluted weighted-average common shares outstanding*	7,945			7,945

*Shares have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 80 reverse stock split

The accompanying notes are an integral part of these proforma combined financial statements.

Bright Health Group, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Income (Loss)
For the year ended December 31, 2022
(in thousands, except per share data)
(Unaudited)

	As Reported	Pro Forma Adjustments		Other Adjustments	†	As Adjusted
Revenue:
Premium revenue	$1,764,949	$(1,586,548)	(e)	$(65,497)	(f)	$112,904
ACO REACH revenue	654,087					654,087
Service revenue	48,013			(8,412)	(f)	39,601
Investment income (loss)	(55,019)	(410)	(e)			(55,429)
Total revenue	2,412,030	(1,586,958)		(73,909)		751,163
Operating expenses:
Medical costs	2,206,243	(1,475,683)	(e)	(75,236)	(f)	655,324
Operating costs	632,030	(190,743)	(e)	(81,306)	(f)	359,981
Restructuring charges	31,739	(445)	(e)			31,294
Goodwill impairment	71,225	(70,017)	(e)	(1,208)	(f)	—
Intangible assets impairment	42,611					—
Depreciation and amortization	50,430	(17,702)	(e)	(2,018)	(f)	30,710
Total operating expenses	3,034,278	(1,754,590)		(159,768)		1,119,920
Operating income (loss)	(622,248)	167,632		85,859		(368,757)
Interest expense (income)	12,821	(14,339)	(c)			(1,518)
Other income	(784)	—		784	(f)	—
Net income (loss) from continuing operations before income taxes	(634,285)	181,971		85,075		(367,239)
Income tax (benefit) expense	3,680	(3)	(e)	(13)	(f)	3,664
Net income (loss) from continuing operations after income tax (benefit) expense	(637,965)	181,974		85,088		(370,903)
Loss from discontinued operations, net of tax	(721,915)			(85,088)		(807,003)
Net Loss	(1,359,880)	181,974		—		(1,177,906)
Net earnings from continuing operations attributable to noncontrolling interests	(95,664)					(95,664)
Series A preferred stock dividend accrued	(37,889)					(37,889)
Series B preferred stock dividend accrued	(1,798)					(1,798)
Net loss attributable to Bright Health Group, Inc. common shareholders	$(1,495,231)	$181,974		$—		$(1,313,257)

Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders
Continuing operations - Basic and diluted loss per share	$(98.29)					$(64.34)

Basic and diluted weighted-average common shares outstanding*	7,868					7,868

†The Other Adjustments to the Bright Health Group Consolidated Statements of Income (Loss) for the year ended December 31, 2022 are to update the presentation of our DocSquad and MA Legacy businesses to be classified as discontinued operations.

*Shares have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 80 reverse stock split

The accompanying notes are an integral part of these proforma combined financial statements.

Bright Health Group, Inc. and Subsidiaries
Notes to the Unaudited Pro Forma Consolidated Financial Statement
(in thousands, except per share data)
(Unaudited)

Note 1: Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma as adjusted financial information:

Unaudited Pro Forma Consolidated Balance Sheets

“As Reported” represents the historical consolidated balance sheet of Bright Health Group as of September 30, 2023. Adjustments presented in the pro forma consolidated balance sheet give effect to the transaction as if it had occurred on September 30, 2023 but using the preliminary purchase price at which the transaction was actually consummated on January 1, 2024. See additional explanations in the footnotes below.

Explanatory footnotes to these proforma adjustments are as follows:
(a) The cash and cash equivalent adjustment represents the proceeds from the aggregate purchase price of $500.0 million reduced by the amounts held in escrow as contingent consideration, used in the repayment of our short-term borrowings, and used in the payment of our existing letters of credit.

Calculation of Cash Adjustment
Aggregate purchase price	$500,000
Tangible net equity estimated adjustment	(57,326)	(1)
Transaction costs	(2,123)
Contingent consideration receivable	(110,000)	(2)
Repayment of short-term debt and related interest and fees	(274,871)
Cash collateralization of existing letters	(24,100)
Cash and cash equivalents adjustment	$31,580

(1) The tangible net equity (“TNE”) estimated adjustment is an estimate of the TNE shortage BND and CHP will have as of December 31, 2023. This adjustment is likely to fluctuate as the yearend accounting is completed and certain post-closing adjustments are determined, including the final reconciliation of TNE.

(2) As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023, the release of the contingent consideration receivable held in escrow to the Company is conditioned upon either (i) a successful consolidation of BND into CHP or (ii) receipt by BND of a Part D Summary Rating for its Part D operations for contract year 2025 of at least 3 Stars from the Centers for Medicare and Medicaid Services, subject to certain purchase price adjustments, as described in the Amendment. At this time we expect to receive the entire $110.0 million; we will update this assessment at each reporting period.

(b) Reflects the sale of the California Medicare Advantage business, which was previously classified as a discontinued operation.

(c) To reflect the termination of our revolving credit facility in full, as disclosed in the Company’s Current Report on Form 8-K filed by with the Securities and Exchange Commission on January 2, 2024. The revolving credit facility was amended to reduce the final repayment amount by approximately $30.0 million, with the Company repaying $273.5 million of the outstanding principal as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2023. The interest expense and accrued interest payable, reported in other current liabilities, for all periods presented has been adjusted to reflect the pay down of the credit facility as if it occurred on January 1, 2022.

(d) This amount represents the difference between (i) preliminary net cash proceeds received and contingent consideration receivable on January 1, 2024, the closing of the sale of our California Medicare Advantage business, and (ii) the sum of net assets classified in our discontinued operations related to our California Medicare Advantage business as of September 30, 2023 and gain of debt extinguishment of approximately $30.0 million.

The preliminary net cash proceeds included in these unaudited pro forma adjustments were based on an estimate of the balance sheet as of the Transaction’s closing date, while the cost bases of the assets and liabilities classified as discontinued operations are presented as of a different date in these unaudited pro forma balance sheet adjustments. As a result, the net gain or loss ultimately recognized on the sale of our California Medicare Advantage business is expected to differ from the amount presented here.

Additionally, the final sale price remains subject to certain post-closing adjustments, including final reconciliation tangible net equity as of the transaction’s closing date, as discussed in footnote (a) above.

Unaudited Pro Forma Consolidated Statements of Income (Loss)

“As Reported” represents the historical consolidated statements of income (loss) of Bright Health Group for the nine month period ended September 30, 2023 and the year ended December 31, 2022. Adjustments presented in these unaudited pro forma consolidated statements of income (loss) give effect to the transaction as if it had occurred immediately prior to January 1, 2022. We have also included “Other Adjustments” to reclassify our DocSquad and MA Legacy business to discontinued operations consistent with our presentation beginning the second quarter of 2023.

Explanatory footnotes to these proforma adjustments are as follows:
(e) To eliminate the revenues and expenses of the California Medicare Advantage business.

(f) To reclassify the revenues and expenses of DocSquad and the MA Legacy businesses.